UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2015

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2015, Ampio Pharmaceuticals, Inc., a Delaware corporation (“Ampio” or the “Company”), entered into a Voting Agreement (the “Agreement”) with Rosewind Corporation (OTCMKTS:RSWN), a Colorado corporation (“Rosewind”) which is expected to be renamed Aytu BioScience, Inc. in the near future. Pursuant to the Agreement, Ampio agreed to vote all of the shares of common stock of Rosewind beneficially owned by Ampio at a special meeting of Rosewind’s stockholders or by written consent in favor of the following proposals approved by the Board of Directors of Rosewind and authorizing Rosewind to (i) re-incorporate into the State of Delaware through a plan of conversion; (2) effectuate a reverse stock split of Rosewind’s common stock, at a ratio of one new share for every approximately 12.174 shares currently outstanding; (3) change the name of Rosewind from “Rosewind Corporation” to “Aytu Bioscience, Inc.”; and (4) approve a new stock option and incentive plan. The Agreement will remain in effect until Rosewind’s stockholders approve the foregoing proposals. Ampio is the holder of approximately 81.5% of the common stock of Rosewind.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 16, 2015, Joshua R. Disbrow resigned as Chief Operating Officer of Ampio in connection with the Merger (as defined below) to assume the role of Chief Executive Officer of Rosewind, and Jarrett Disbrow resigned as President and Chief Executive Officer of Vyrix Pharmaceuticals, a Delaware corporation (“Vyrix”), and prior to the Merger a subsidiary of Ampio, to assume the role of Chief Operating Officer of Rosewind. In connection with Joshua R. Disbrow’s resignation from the Company, the Company caused Joshua R. Disbrow’s option to purchase common stock of the Company, dated December 15, 2012 (the “Option”), to become fully vested as of April 15, 2015, waived certain provisions of his option agreement regarding the impact of termination of employment on his Option and established the new expiration date of the Option as April 15, 2020.

Item 8.01	Other Events

On April 16, 2015, Luoxis Diagnostics, Inc., a Delaware corporation (“Luoxis”), and Vyrix, each previously a subsidiary of Ampio, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Rosewind, Luoxis, Vyrix, two major stockholders of Rosewind and two subsidiaries of Rosewind created solely for the purposes of the Merger (as defined below), and which did not survive the Merger.

In the first stage of the transaction, each of Luoxis and Vyrix merged with and into one of Rosewind’s merger subsidiaries. Luoxis and Vyrix survived these mergers. The outstanding shares of stock of Luoxis and the outstanding shares of stock of Vyrix were converted into the right to receive shares of common stock in Rosewind. The Luoxis stock and the Vyrix stock were each converted at an exchange factor. The exchange factor for each of them was determined upon the basis of a relative value opinion obtained by Ampio. The outstanding shares of Rosewind’s merger subsidiary that merged with Luoxis were converted into shares of Luoxis as the surviving corporation. The outstanding shares of Rosewind’s merger subsidiary that merged with Vyrix were converted into shares of Vyrix as the surviving corporation. After completion of the first stage of the transaction, Luoxis and Vyrix were subsidiaries of Rosewind.

In the second stage of the transaction, which occurred on the same day as the first stage of the transaction, each of Luoxis and Vyrix was merged with and into Rosewind, with Rosewind surviving. The first and second stage mergers are referred to collectively as the “Merger”. Following the consummation of the Merger, the Company became the holder of approximately 81.5% of the common stock of Rosewind.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Voting Agreement between Rosewind Corporation and Ampio Pharmaceuticals, Inc., dated April 21, 2015

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

Dated: April 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Voting Agreement between Rosewind Corporation and Ampio Pharmaceuticals, Inc., dated April 21, 2015